                                                                    EXHIBIT 99.1

NEWS RELEASE
                                                                        CONTACT:
                                            MEDIA: Lillian Kilroy (410) 277-2833
                           INVESTMENT COMMUNITY: Melissa P. Kelly (410) 277-2080


                 PROVIDENT BANKSHARES ANNOUNCES 12% INCREASE IN
                        NET INCOME FOR THIRD QUARTER 2006


BALTIMORE: (October 19, 2006) - Provident Bankshares Corporation (NASDAQ: PBKS), the parent company of Provident Bank, reported net income of $20.4 million, or $0.62 per diluted share, for the third quarter of 2006.

The Company continues to have success as the right size bank for consumers and businesses in the Greater Baltimore, Greater Washington and Central Virginia market despite the challenging operating environment. Provident's emphasis on loan growth in its target markets continues to show sound results. Relationship based average loans(1) grew by $306.8 million or 9.9%. This growth has enabled the Company to strengthen the balance sheet, improve the net interest margin to 3.60% from 3.55%, and increase return on assets to 1.26% from 1.14%, from the third quarter of 2005. In addition, asset quality continues to remain strong in the third quarter of 2006, with the ratio of net loan charge-offs to average loans declining to 0.10%, from 0.15% in the same period of last year.

THIRD QUARTER FINANCIAL HIGHLIGHTS

Results for the third quarter of 2006 compared to the third quarter of 2005:
o  Return on assets increased to 1.26% from 1.14%
o  Net interest margin improved to 3.60% from 3.55%
o Average home equity and residential construction loans increased 18% and 54%, respectively
o  Average total deposits increased 3% to $4.0 billion
o  Service charge income increased 3% to $24.6 million
o  Net charge-offs as a percentage of average loans improved to 0.10% from 0.15%
o Capital ratios remained strong with a leverage ratio of 8.58% and a total risk-based capital ratio of 12.13%

"Despite the current rate environment and the intense level of competition for deposits, our focus on deepening customer relationships is evident in our solid financial performance in the third quarter," said Chairman and CEO Gary N. Geisel.


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THIRD QUARTER RESULTS

Provident Bankshares reported net income of $20.4 million, or $0.62 per diluted share, for the third quarter of 2006, compared to net income of $18.3 million and $0.54 per diluted share in the same period a year ago. Net interest income grew by 2% from the corresponding period of 2005; this resulted from an improvement in the net interest margin from 3.55% to 3.60% and average loan growth of 4%. Average deposit growth of $119.0 million, or 3% was due to significant growth in certificate of deposit balances. Customer deposit balances have been shifting from lower yielding checking and savings accounts towards higher yielding certificates of deposit over the past six months due to the current interest rate environment. In addition to this change in mix, there is intense competition for deposits within and outside the banking industry.

Total average loans to consumers, businesses and developers increased by 4% or $139.3 million. Average home equity balances grew by $151.3 million, while originated and acquired residential, marine and other categories of consumer loans declined by $206.4 million. This resulted in a 3% decline in total average consumer loans. Total commercial loan average balances grew by $194.4 million or 11%; this growth primarily consisted of increased average balances in residential construction of $188.2 million and commercial business of $41.2 million. These results illustrate the effectiveness of the Company's strategy to profitably grow and deepen customer relationships in all four key market segments: commercial, commercial real estate, consumer and small business.

Non-interest income from service charges on accounts, commissions and fees increased 4% from the third quarter of 2005, to $26.0 million in third quarter 2006. Non-interest expense increased 4% in the third quarter of 2006, driven primarily by higher compensation and healthcare costs.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared an increased quarterly cash dividend of $0.30 per share. This is the fifty-second consecutive quarterly dividend increase. The quarterly cash dividend will be paid on November 10, 2006 to stockholders of record at the close of business on October 30, 2006.

2006 YEAR TO DATE HIGHLIGHTS

Results of year to date 2006 compared to year to date 2005:

o Net income grew 8.8% while diluted earnings per share increased $0.17 per diluted share or 10.6%
o  Net interest income grew 4.4%
o  Net interest margin increased from 3.50% to 3.68%
o  Service charge income increased 8.6% to $70.6 million
o  Return on assets increased from 1.13% to 1.23%
o  Average customer deposits increased $62.4 million or 1.8%
o  Average residential construction loans increased $199.1 million or 66.7%
o  Average consumer home equity loans increased $171.4 million or 22.1%
o  Net charge-offs as a percentage of average loans improved to 0.11% from 0.18%
o  Allowance to non-performing loans remained strong at 189.4%


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OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "To address the current deposit challenges, we are taking a number of actions that we expect to be successful. While we still anticipate earnings to be within the range of analysts' estimates, the lower end of the range appears to be more realistic given the increasing pressure on margins."

ABOUT PROVIDENT BANKSHARES CORPORATION

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $6.4 billion in assets, Provident serves individuals and businesses in the key urban areas of Baltimore, Washington and Richmond through a network of 153 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.

WEBCAST INFORMATION

Provident Bankshares Corporation's third quarter earnings teleconference will be webcast at 10 a.m. ET on Thursday, October 19, 2006. The conference call will include a discussion of the Company's third quarter 2006 results of operations and may include forward-looking information. The conference call will be simultaneously webcast at www.provbank.com and archived through November 2, 2006. To listen to the conference call, please go to the Company's website to register, download and install any necessary software. When in the Company's website, follow these links:
    o  About Provident
       o   Investor Relations
           o   Upcoming Events
               o Provident Bankshares Corporation Third Quarter 2006 Results Audio Webcast
An audio replay of the teleconference will be available through November 2, 2006 by dialing 1-888-286-8010, passcode 29577185; the international dial-in number is 617-801-6888.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND ITS SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2005 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "PSLRA"). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING

EARNINGS GROWTH DETERMINED USING U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"); REVENUE GROWTH IN RETAIL BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: THE FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 UNDER THE HEADINGS "FORWARD-LOOKING STATEMENTS" AND "ITEM 1A. RISK FACTORS," PREVAILING ECONOMIC CONDITIONS, EITHER NATIONALLY OR LOCALLY IN SOME OR ALL AREAS IN WHICH THE COMPANY CONDUCTS BUSINESS OR CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY; CHANGES IN INTEREST RATES, DEPOSIT FLOWS, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN THE QUALITY OR COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS; THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE ANY ASSETS, LIABILITIES, CUSTOMERS, SYSTEMS AND MANAGEMENT PERSONNEL THE COMPANY MAY ACQUIRE INTO ITS OPERATIONS AND ITS ABILITY TO REALIZE RELATED REVENUE SYNERGIES AND COST SAVINGS WITHIN EXPECTED TIME FRAMES; THE COMPANY'S TIMELY DEVELOPMENT OF NEW AND COMPETITIVE PRODUCTS OR SERVICES IN A CHANGING ENVIRONMENT, AND THE ACCEPTANCE OF SUCH PRODUCTS OR SERVICES BY CUSTOMERS; OPERATIONAL ISSUES AND/OR CAPITAL SPENDING NECESSITATED BY THE POTENTIAL NEED TO ADAPT TO INDUSTRY CHANGES IN INFORMATION TECHNOLOGY SYSTEMS, ON WHICH IT IS HIGHLY DEPENDENT; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO MERGERS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY; CHANGES IN THE QUALITY OR COMPOSITION OF THE INVESTMENT PORTFOLIO; LITIGATION LIABILITIES, INCLUDING COSTS, EXPENSES, SETTLEMENTS AND JUDGMENTS; OR THE OUTCOME OF OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER PENDING OR COMMENCING IN THE FUTURE; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. ADDITIONALLY, THE TIMING AND OCCURRENCE OR NON-OCCURRENCE OF EVENTS MAY BE SUBJECT TO CIRCUMSTANCES BEYOND THE COMPANY'S CONTROL. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

(1) Total loans less originated and acquired residential mortgages

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
PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                 Three Months Ended                    Three Months Ended
                                                                September 30,                           June 30,
                                                    ----------------------------------------    --------------------------
                                                        2006           2005       % Change          2006        % Change
                                                    -------------  -------------  ----------    -------------  -----------
SUMMARY INCOME STATEMENTS:
Net interest income                                 $     51,088   $     50,093         2.0 %   $     52,387         (2.5)%
Provision for loan losses                                    954            826        15.5              824         15.8
Non-interest income                                       31,626         27,737        14.0           31,405          0.7
   Net gains (losses)                                        373            884       (57.8)             203         83.7
   Derivative gains (losses)                                 643         (3,207)     (120.0)            (554)      (216.1)
Non-interest income, excluding total gains (losses)       30,610         30,060         1.8           31,756         (3.6)
Total revenue, excluding total gains (losses)             81,698         80,153         1.9           84,143         (2.9)
Non-interest expense                                      52,614         50,649         3.9           53,795         (2.2)
Income tax expense                                         8,707          8,102         7.5            9,150         (4.8)
Net income                                                20,439         18,253        12.0           20,023          2.1

SHARE DATA:
Basic earnings per share                            $       0.63   $       0.55        14.5 %   $       0.61          3.3 %
Diluted earnings per share                                  0.62           0.54        14.8             0.60          3.3
Cash dividends paid per share                              0.295          0.275         7.3            0.290          1.7
Book value per share                                       19.79          19.05         3.9            19.03          4.0
Weighted average shares - basic                       32,632,516     32,939,059        (0.9)      32,785,258         (0.5)
Weighted average shares - diluted                     33,037,479     33,640,029        (1.8)      33,133,175         (0.3)
Common shares outstanding                             32,680,266     32,963,053        (0.9)      32,789,289         (0.3)

SELECTED RATIOS:
Return on average assets                                    1.26 %         1.14 %                       1.26 %
Return on average equity                                   12.81          11.47                        12.83
Return on average common equity                            12.34          11.41                        12.32
Net yield on average earning assets (t/e basis)             3.60           3.55                         3.74
Efficiency ratio                                           63.93          63.08                        63.57
Leverage ratio                                              8.58           8.24                         8.53
Tier I risk-based capital ratio                            11.18          10.85                        11.03
Total risk-based capital ratio                             12.13          11.86                        11.98
Tangible common equity ratio                                6.50           6.08                         6.41

END OF PERIOD BALANCES:
Investment securities portfolio                     $  1,889,954   $  1,941,014        (2.6)%   $  1,898,055         (0.4)%
Total loans                                            3,768,027      3,666,758         2.8        3,759,295          0.2
Assets                                                 6,410,291      6,405,013         0.1        6,409,226            -
Deposits                                               4,131,702      3,979,656         3.8        4,150,570         (0.5)
Stockholders' equity                                     646,886        627,972         3.0          624,119          3.6
Common stockholders' equity                              663,758        639,854         3.7          658,334          0.8

AVERAGE BALANCES:
Investment securities portfolio                     $  1,908,566   $  1,964,137        (2.8)%   $  1,922,792         (0.7)%
Loans:
   Originated and acquired residential mortgage          373,568        541,096       (31.0)         403,284         (7.4)
   Home equity                                           983,288        831,987        18.2          946,382          3.9
   Other consumer                                        422,094        460,956        (8.4)         421,042          0.2
   Commercial real estate                              1,292,143      1,138,972        13.4        1,265,622          2.1
   Commercial business                                   703,523        662,337         6.2          692,819          1.5
Total loans                                            3,774,616      3,635,348         3.8        3,729,149          1.2
Earning assets                                         5,701,946      5,611,818         1.6        5,670,512          0.6
Assets                                                 6,406,772      6,334,883         1.1        6,372,448          0.5
Deposits:
   Noninterest-bearing                                   759,874        814,400        (6.7)         800,183         (5.0)
   Interest-bearing                                    3,264,255      3,090,705         5.6        3,262,110          0.1
Total deposits                                         4,024,129      3,905,105         3.0        4,062,293         (0.9)
Stockholders' equity                                     632,886        631,422         0.2          625,998          1.1
Common stockholders' equity                              657,158        634,905         3.5          651,939          0.8

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
PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                     Nine Months Ended
                                                                   September 30,
                                                    ---------------------------------------------
                                                        2006            2005          % Change
                                                    -------------   -------------   -------------
SUMMARY INCOME STATEMENTS:
Net interest income                                 $    154,723    $    148,202          4.4 %
Provision for loan losses                                  2,096           4,623        (54.7)
Non-interest income                                       91,256          83,965          8.7
  Net gains (losses)                                       1,116             814         37.1
  Derivative gains (losses)                                 (514)         (3,106)       (83.5)
Non-interest income, excluding total gains (losses)       90,654          86,257          5.1
Total revenue, excluding total gains (losses)            245,377         234,459          4.7
Non-interest expense                                     159,200         149,080          6.8
Income tax expense                                        25,963          24,484          6.0
Net income                                                58,720          53,980          8.8

SHARE DATA:
Basic earnings per share                            $       1.79    $       1.64          9.1 %
Diluted earnings per share                                  1.77            1.60         10.6
Cash dividends paid per share                              0.870           0.810          7.4
Book value per share                                       19.79           19.05          3.9
Weighted average shares - basic                       32,791,209      32,971,081         (0.5)
Weighted average shares - diluted                     33,194,655      33,662,348         (1.4)
Common shares outstanding                             32,680,266      32,963,053         (0.9)

SELECTED RATIOS:
Return on average assets                                    1.23 %          1.13 %
Return on average equity                                   12.45           11.58
Return on average common equity                            12.03           11.53
Net yield on average earning assets (t/e basis)             3.68            3.50
Efficiency ratio                                           64.48           63.01
Leverage ratio                                              8.58            8.24
Tier I risk-based capital ratio                            11.18           10.85
Total risk-based capital ratio                             12.13           11.86
Tangible common equity ratio                                6.50            6.08

END OF PERIOD BALANCES:
Investment securities portfolio                     $  1,889,954    $  1,941,014         (2.6)%
Total loans                                            3,768,027       3,666,758          2.8
Assets                                                 6,410,291       6,405,013          0.1
Deposits                                               4,131,702       3,979,656          3.8
Stockholders' equity                                     646,886         627,972          3.0
Common stockholders' equity                              663,758         639,854          3.7

AVERAGE BALANCES:
Investment securities portfolio                     $  1,917,697    $  2,083,665         (8.0)%
Loans:
  Originated and acquired residential mortgage           405,214         594,610        (31.9)
  Home equity                                            948,202         776,815         22.1
  Other consumer                                         426,734         464,911         (8.2)
  Commercial real estate                               1,263,564       1,075,007         17.5
  Commercial business                                    691,325         672,403          2.8
Total loans                                            3,735,039       3,583,746          4.2
Earning assets                                         5,670,509       5,681,714         (0.2)
Assets                                                 6,372,546       6,398,570         (0.4)
Deposits:
  Noninterest-bearing                                    783,774         805,273         (2.7)
  Interest-bearing                                     3,249,687       3,058,459          6.3
Total deposits                                         4,033,461       3,863,732          4.4
Stockholders' equity                                     630,468         623,105          1.2
Common stockholders' equity                              652,821         625,905          4.3